UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2008 (March 21, 2008)

Williams Controls, Inc.
(Exact name of Company as specified in its charter)

DE	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 S.W. 72nd Avenue
Portland, OR 97224
(Address of principal executive offices)

(503) 684-8600
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Appellate Court reverses district court decision, denies class action status in Cuesta Lawsuit

As previously disclosed in Williams Controls, Inc.’s (the “Corporation”) report on Form 10-K for the fiscal year ended September 30, 2007, the Corporation has been named as a co-defendant in a product liability case, Braulio M. Cuesta and Eric L. Golden, et al. v. Ford Motor Company and Williams Controls, Inc., Case No. CJ-2004-511, District Court of Bryan County, Oklahoma. In the lawsuit, the plaintiffs sought certification of a nationwide class action due to allegedly defective accelerator pedals on certain Ford Motor Company (“Ford”) pickups for model years 2001, 2002, and 2003.  The District Court of Bryan County, Oklahoma, granted plaintiffs’ Motion for Class Certification on March 1, 2007.  The Corporation has stated in its previous filings with the SEC that it believed the claims against the Corporation to be without merit and has vigorously defended against this action.

The Corporation and Ford appealed the District Court’s class certification ruling to the Court of Civil Appeals of the State of Oklahoma, and on March 21, 2008, the Appeals Court, in a 3-to-0 decision, reversed the District Court’s ruling and decertified the nationwide class.  Under Oklahoma law, however, the plaintiffs can appeal that decision to the Oklahoma Supreme Court.  As of the date of this Form 8-K, the plaintiffs have not filed such an appeal.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2008	WILLIAMS CONTROLS, INC.

	By:	/s/ DENNIS E. BUNDAY

Dennis E. Bunday
Executive Vice President and Chief Financial Officer